UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2010
PS BUSINESS PARKS, INC.

(Exact Name of Registrant as Specified in Charter)

California	1-10709	95-4300881

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2397

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 818-244-8080

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Securityholders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-1.1
EX-3.1
EX-4.1
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement
          On October 7, 2010, PS Business Parks, Inc., a California corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) among Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the other underwriters named therein, the Company and PS Business Parks, L.P., a California limited partnership (the “Operating Partnership”), relating to a public offering by the Company of 3,000,000 depositary shares, each representing 1/1,000 of a share of the 6.875% Cumulative Preferred Stock, Series R of the Company (the “Preferred Stock”). Pursuant to the Underwriting Agreement, the Company granted the underwriters the option to purchase up to 450,000 additional depositary shares to cover over-allotments. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.
          The underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.
          The lenders under the Company’s credit facility include Merrill Lynch Bank USA, an affiliate of Banc of America Securities LLC and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC. Wells Fargo Bank, National Association is also the agent of the credit facility.
Item 3.03 Material Modification to Rights of Securityholders
     Upon issuance of the Preferred Stock referenced in Item 5.03 below, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other stock of the Company ranking junior to or on a parity with the Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Preferred Stock during any dividend period.
     The terms of the Preferred Stock are set forth in the Certificate of Determination filed as Exhibit 3.1 hereto and incorporated herein by reference. The terms of the depositary shares are set forth in the Deposit Agreement, dated October 7, 2010, among the Company, American Stock Transfer & Trust Company, LLC, as depositary, and the holders of the depositary receipts issued thereunder (the “Deposit Agreement”). The Deposit Agreement is filed as Exhibit 4.1 hereto and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) Under the Company’s Articles of Incorporation, as amended, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. On October 11, 2010, the Company filed with the Secretary of State of the State of California, a Certificate of Determination designating 3,450 shares of the Company’s preferred stock as “6.875% Cumulative Preferred Stock, Series R.” A copy of the Certificate of Determination is filed as Exhibit 3.1 hereto and incorporated herein by reference and an opinion of counsel with respect to the offering of Preferred Stock is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
          (c) Exhibits

Exhibit 1.1 -	Underwriting Agreement relating to the Company’s depositary shares representing shares of the Company’s 6.875% Cumulative Preferred Stock, Series R, Liquidation Preference Equivalent to $25.00 per depositary share.

Exhibit 3.1 -	Certificate of Determination for the 6.875% Cumulative Preferred Stock, Series R.

Exhibit 4.1 -	Deposit Agreement Relating to the Depositary Shares (including form of Depositary Receipt).

Exhibit 5.1 -	Opinion of Stephanie G. Heim as to the validity of the Depositary Shares.

Exhibit 23.1 -	Consent of Stephanie G. Heim (contained in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.
By:	/s/ Edward A. Stokx
	Name:	Edward A. Stokx
	Title:	Executive Vice President

Date: October 12, 2010

INDEX TO EXHIBITS

Exhibit 1.1 -	Underwriting Agreement relating to the Company’s depositary shares representing shares of the Company’s 6.875% Cumulative Preferred Stock, Series R, Liquidation Preference Equivalent to $25.00 per depositary share.

Exhibit 3.1 -	Certificate of Determination for the 6.875% Cumulative Preferred Stock, Series R.

Exhibit 4.1 -	Deposit Agreement Relating to the depositary shares (including form of Depositary Receipt).

Exhibit 5.1 -	Opinion of Stephanie G. Heim as to the legality of the Preferred Stock and depositary shares.

Exhibit 23.1 -	Consent of Stephanie G. Heim (contained in Exhibit 5.1).